UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2006 (December 13, 2006)

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Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

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Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, NY		10105
(Address of Principal Executive Offices)		Zip Code)

(212) 798-6100
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2006, Newcastle Investment Corp. (“Newcastle”) closed a $2 billion asset-backed commercial paper facility. Newcastle, through a newly formed subsidiary, Windsor Funding Trust, will issue commercial paper in the form of secured liquidity notes that are rated A-1+, P-1 and F-1+, by Standard & Poor’s, Moody’s and Fitch, respectively, and have maturities of up to 250 days. The secured liquidity notes will be used to finance agency residential mortgage-backed securities (“MBS”) and AAA-rated MBS. The facility also permits for the issuance of subordinated notes rated at least BBB/Baa by Standard & Poor’s, Moody’s or Fitch. The initial proceeds from the facility were used to repay a repurchase agreement of approximately $1.14 billion, which Newcastle previously used to finance its portfolio of Agency MBS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.

(Registrant)

Date: December 19, 2006	By:	/s/ Debra A. Hess
		Name:	Debra A. Hess
		Title:	Chief Financial Officer